Exhibit 99.1

Reed’s Reports Fourth Quarter and Full Year 2021 Results

- FY 2021 Net Revenue up 19% to $49.6 Million -

- Q4 2021 Net Revenue up 20% to $12.8 Million -

- Reed’s Reiterates 2022 Net Sales Outlook of $59-$62 Million with 30% Gross Margin -

Norwalk, CT, (March 31, 2022) — Reed’s, Inc. (NASDAQ: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, all-natural ginger beverages, is providing financial results for the three months and full year ended December 31, 2021.

FY 2021 Financial Highlights (vs. FY 2020):

●	Net revenue increased 19% to $49.6 million.

●	Gross profit increased 7% to $13.6 million, with gross margin of 27.4% compared to 30.7%.

●	Operating loss was $(15.9) million compared to $(8.6) million.

●	Modified EBITDA was $(13.5) million compared to $(6.8) million.

Q4 2021 Financial Highlights (vs. Q4 2020):

●	Net revenue increased 20% to $12.8 million.

●	Gross profit was $2.6 million compared to $3.5 million, with gross margin of 20.4% compared to 32.7%.

●	Operating loss was $(4.4) million compared to $(2.7) million.

●	Modified EBITDA was $(3.9) million compared to $(2.0) million.

Management Commentary

“As highlighted in our earnings pre-announcement last month, we navigated a challenging supply chain environment last year and continued to deliver strong growth of nearly 20% for both the fourth quarter and full year,” said Norman E. Snyder, CEO of Reed’s, Inc. “The cost increases in the global supply chain have decelerated in the first quarter and the benefit of our various cost saving initiatives from last year have begun to take effect. We expect margin improvements in Q1 and going forward as we have recently implemented price increases across our portfolio of products and have other cost saving initiatives to roll out in the coming months.

“Looking ahead to the remainder of 2022, we have multiple catalysts in our roadmap to deliver on our financial outlook, including the launch of Hard Ginger in Q2 and ramping Classic Mules across our extensive nationwide distribution. Further, we plan to continue driving sales growth with Reed’s Ginger Ale, which is up nearly 3x since 2020, and with the launch of our new sleek Virgil’s Zero Sugar cans – hitting the shelves at Sprouts next month.”

Fourth Quarter 2021 Financial Results

During the fourth quarter of 2021, net revenue increased 20% to $12.8 million compared to $10.7 million in the prior year. The increase was attributed to strong demand across Reed’s portfolio of products, particularly Reed’s Ginger Ale, Ginger Beer, and Virgil’s.

Gross profit during the fourth quarter of 2021 was $2.6 million compared to $3.5 million for the same period in 2020. Gross margin was 20.4% compared to 32.7% in the fourth quarter of 2020, reflecting increased supply chain and input costs, tolling fees, and ocean freight.

Delivery and handling costs increased to $3.1 million during the fourth quarter of 2021 compared to $1.9 million in the fourth quarter of 2020. The year-over-year increase was driven by volume growth and higher freight rates. Delivery and handling costs were 24% of net sales and $3.94 per case, compared to 18% of net sales and $2.99 per case during the same period last year.

Selling and marketing costs of $2.2 million during the fourth quarter of 2021 remained in line with the fourth quarter of 2020.

General and administrative expenses (G&A) decreased to $1.7 million during the fourth quarter of 2021 compared to $2.1 million in the prior year period. The decrease was driven by lower employee costs and stock compensation, partially offset by other administrative costs.

Operating loss during the fourth quarter of 2021 was $4.4 million or $(0.05) per share, compared to operating loss of $2.7 million or $(0.05) per share in the fourth quarter of 2020.

Modified EBITDA was $(3.9) million in the fourth quarter of 2021 compared to $(2.0) million in the fourth quarter of 2020.

Liquidity and Cash Flow

For the full year 2021, the Company used approximately $17.6 million of cash in operating activities compared to $9.5 million of cash used in 2020. The increase in cash used in operating activities reflects the increased net loss and an increased investment in inventory.

As of December 31, 2021, the Company had approximately $49,000 of cash and $109,000 available on its revolving line of credit. The total facility has a borrowing capacity of $13.0 million with $10.2 million balance.

Subsequent to year-end, in March 2022 the Company closed a $5.4 million private placement through the issuance of 18.6 million shares of common stock and warrants to purchase up to an aggregate of 9.3 million shares of common stock. Officers and directors of the Company purchased approximately $1.1 million of the securities in the offering. More details can be found in the Company’s Form 8-k filed with the Securities and Exchange Commission on March 14, 2022.

FY 2022 Financial Guidance and Outlook

Reed’s continues to expect 2022 net sales to range between approximately $59-62 million, reflecting growth of approximately 20-25% from 2021. The Company also continues to expect gross margin in 2022 to be approximately 30% compared to 27.4% in 2021.

In addition, management is implementing a series of cost saving initiatives to offset higher freight costs such as prioritizing direct shipments, selling a greater mix of cans as opposed to bottles, establishing minimum order quantities, restructuring third-party logistics agreements, and optimizing distribution center locations. These cost saving initiatives are expected to result in improved modified EBITDA in fiscal 2022.

Conference Call

The Company will conduct a conference call today, March 31, 2022, at 5:00 p.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2021.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Thursday, March 31, 2022

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 850-0544

International dial-in number: (412) 542-4115

Conference ID: 10164980

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will be broadcast live and available for replay here and on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s, Inc. is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s Inc. is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in all-natural, ginger-based beverages. Crafted using real ginger and premium ingredients, the Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules, ginger shots, and ginger candies. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, all-natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with all-natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically identified by terms such as “estimate,” “expect,”, “guidance,” “intend,” “likely,” “financial outlook,” “plan, “potential,” “predict,” “probable,” “project,” [“seek,” “should,” “will,” and similar expressions. These forward-looking statements are based on current expectations and include our , management’s expectations of margin improvements in Q1 and plans and catalysts intended to drive sales growth under the heading “Management’s Commentary” and guidance for fiscal year 2022, growth disclosure under then heading “FY 2022 Financial Guidance and Outlook”. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. Reed’s 2022 guidance reflects year-to-date and expected future business trends and includes impacts of COVID-19 on the supply chain and logistics as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2022 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

Financial guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending December 31, 2022. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our need for significant capital; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including war, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K expected to be filed on or about March 31, 2022 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829

# REED'S INC.
## BALANCE SHEETS
(Amounts in thousands, except share amounts)

| | December 31, 2021 | December 31, 2020 |
|---|---|---|
| **Assets** | | |
| **Current assets:** | | |
| Cash | $ 49 | $ 595 |
| Accounts receivable, net of allowance of $215 and $234, respectively | 5,183 | 4,718 |
| Receivable from related party | 933 | 682 |
| Inventories | 17,049 | 11,119 |
| Prepaid expenses and other current assets | 1,491 | 1,341 |
| **Total current assets** | 24,705 | 18,455 |
| Property and equipment, net of accumulated depreciation of $561 and $361, respectively | 992 | 920 |
| Equipment held for sale | - | 67 |
| Intangible assets | 624 | 615 |
| **Total assets** | $ 26,321 | $ 20,057 |
| **Liabilities and Stockholders' Equity** | | |
| **Current liabilities:** | | |
| Accounts payable | $ 10,434 | $ 6,746 |
| Accrued expenses | 286 | 895 |
| Revolving line of credit | 10,229 | - |
| Payable to related party | 614 | 557 |
| Current portion of note payable | | 599 |
| Current portion of leases payable | 161 | 130 |
| **Total current liabilities** | 21,724 | 8,927 |
| **Long-term liabilities:** | | |
| Lease payable, less of current portion | 394 | 555 |
| Convertible note to related party | - | - |
| Note payable, less of current portion | - | 171 |
| Warrant liability | | - |
| **Total liabilities** | 22,118 | 9,653 |
| **Stockholders' equity:** | | |
| Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 94,11 shares issued and outstanding | 94 | 94 |
| Common stock, $.0001 par value, 180,000,000 and 120,000,000 shares authorized, respectively; 93,733,975 and 86,317,096 shares issued and outstanding, respectively | 9 | 9 |
| Additional paid-in capital | 107,237 | 97,031 |
| Accumulated deficit | (103,137) | (86,730) |
| **Total stockholders' equity** | 4,203 | 10,404 |
| **Total liabilities and stockholders' equity** | $ 26,321 | $ 20,057 |

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, and one-time restructuring-related costs including employee severance and asset impairment.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the three and twelve months ended December 31, 2021 and 2020 (unaudited; in thousands):

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.